                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 GOODHEART-WILLCOX
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 GOODHEART-WILLCOX
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             THE GOODHEART-WILLCOX
                                 COMPANY, INC.
           18604 WEST CREEK DRIVE -- TINLEY PARK, ILLINOIS 60477-6243
[GOODHEAR LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 8, 1997

To the Shareholders of The Goodheart-Willcox Company, Inc.:

     The Annual Meeting of Shareholders of The Goodheart-Willcox Company, Inc., will be held at the offices of the Company on Tuesday, July 8, 1997 at 9:30 a.m. C.D.T., for the following purposes:

     1. To fix the number and elect directors of the Company to serve until the next meeting of shareholders and until their respective successors shall have been elected and qualified.

     2. To consider and vote upon ratifying the selection of Grant Thornton LLP as independent certified public accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on May 23, 1997, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     The Company's Annual Report, with financial statements for the fiscal year ending April 30, 1997, a proxy statement and a form of proxy are enclosed herewith.

     Please execute the enclosed proxy and return it promptly in the enclosed envelope to ensure that your shares are represented at the meeting. If you attend the meeting and wish to vote in person, you may then withdraw your proxy.

                                         By Order of the Board of Directors

                                         DICK G. SNYDER
                                         Vice President and Secretary

June 17, 1997

                      THE GOODHEART-WILLCOX COMPANY, INC.

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders of The Goodheart-Willcox Company, Inc. (the "Company") to be held Tuesday, July 8, 1997, and at any adjournment thereof, for the purposes set forth in the attached notice. The cost of proxy solicitation will be paid by the Company and may be by mail or by telephone. All proxies which are properly executed and received prior to the meeting will be voted in accordance with the choices specified thereon. When no choice is specified, they will be voted in accordance with the recommendations of management. Any shareholder giving a proxy may revoke it by notice in writing delivered to the Secretary at any time prior to its use, by delivering a later proxy or by voting in person at the Annual Meeting.

     At the close of business on May 23, 1997, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote 584,700 shares of the Company's $1.00 par value common stock. Each share is entitled to one vote on all matters. There are no cumulative voting rights. The nominees receiving the greatest number of votes cast by the holders of common stock will be elected directors. The affirmative vote of the majority of shares of common stock present in person or by proxy at the meeting is necessary for the ratification of the selection of the independent certified public accountants.

     The Company's Annual Report, including financial statements for the fiscal year ending April 30, 1997, proxy statement and form of proxy are scheduled to be mailed to shareholders on or about June 17, 1997.

ITEM 1. ELECTION OF DIRECTORS

     Management has recommended that the number of directors to be elected at this meeting be fixed at six and that all the current incumbent directors be nominated for reelection. Seven directors were elected at last year's Annual Meeting of Shareholders. Mr. Fischer, a director of the Company and its predecessors since 1955, died on February 1, 1997.

     The directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that proxies will be voted, unless otherwise specified, for the nominees named below. Proxies will be voted in a discretionary manner should any nominee be unable to serve. Management has no reason to believe that any nominee will be unable to serve.

     The following table sets forth information as to the principal occupations and affiliations during the last five years or more of each nominee:

               NAME AND PRINCIPAL OCCUPATIONS                 DIRECTOR
                      OR AFFILIATIONS                          SINCE*
               ------------------------------                 --------
Walter C. Brown, EdD, age 79, Consulting Editor to the
  Company since 1981; Professor Emeritus, Division of
  Technology, College of Engineering and Applied Sciences,
  Arizona State University, Tempe, Arizona, since 1966; past
  President, International Technology Education Association;
  former Chairman of the Board of Arizona Job Colleges,
  Inc.; past President, International Council on Technology
  Teacher Education; consultant to the Company since 1959...    1974
Robert C. DeBolt, age 58, President and Chief Executive
  Officer, since 1984, F.H. Ayer Manufacturing Co., Chicago
  Heights, Illinois, a remanufacturer of pumps, steam
  turbines and transmissions; Director, F.H. Ayer
  Manufacturing Co., Field Technologies, Inc., Highland,
  Indiana, First National Bank, Chicago Heights, Illinois;
  member Audit/Compensation Committee of Board of
  Directors.................................................    1992
John F. Flanagan, age 53, Chairman of the Board since March,
  1997; President and Chief Executive Officer since June,
  1980; Treasurer from January, 1973 to April, 1988; Vice
  President from January, 1973 to June, 1980; prior thereto
  various positions with the Company since 1968.............    1971
Wilma Pitts Griffin, PhD, CFCS, age 60, Professor since
  1987, Department of Family and Consumer Sciences, Baylor
  University, Waco, Texas; Associate Professor, University
  of Texas, Austin, Texas, 1973 to 1987; President, American
  Association of Family and Consumer Sciences, 1985 to 1986;
  consultant to the Company since 1982; member,
  Audit/Compensation Committee of Board of Directors........    1988
Clois E. Kicklighter, EdD, age 58, Dean since 1983, School
  of Technology, Indiana State University, Terre Haute,
  Indiana; Professor of Construction Technology since 1966;
  Chairman, Executive Board, National Association of
  Industrial Technology, 1988-1989; Chairman, National
  Association of Industrial Technology National Board of
  Accreditation, 1989 to present; consultant to the Company
  since 1983................................................    1988
Mrs. Loraine J. Mix, age 85, private investor...............    1973

---------------
* Includes predecessors of the Company for years prior to July, 1972.

                       ADDITIONAL INFORMATION CONCERNING
                               BOARD OF DIRECTORS

     All six of the nominees were elected directors of the Company at the last Annual Meeting of Shareholders. The Board of Directors had six meetings during the fiscal year ended April 30, 1997. All the incumbent directors attended the 1996 Annual Meeting of Shareholders and all the meetings of the Board during the fiscal year.

                          AUDIT/COMPENSATION COMMITTEE

     The Board of Directors has established an Audit/Compensation Committee which recommends to the Board of Directors the engagement of independent auditors of the Company and reviews with such auditors the scope and result of their audits, the internal accounting controls of the Company and the professional services furnished by such auditors to the Company. The Committee further reviews and recommends to the Board of Directors compensation arrangements for the officers of the Company. The Committee presently consists of Wilma Pitts Griffin, Chairperson, and Robert C. DeBolt. During Fiscal 1997, the Committee met on four occasions.

                           COMPENSATION OF DIRECTORS

     Each director who is not on the Company's payroll is entitled to compensation of $12,000 per annum, payable quarterly, except a director who is absent from two consecutive regularly scheduled directors' meetings, with or without cause, is not entitled to the next following quarterly payment and, further provided, nonemployee directors shall be additionally entitled to a $500 attendance fee for each meeting of a duly constituted committee of the Board. Directors are reimbursed for expenses incurred by attendance at the meetings.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists the beneficial ownership, as of May 1, 1997, of persons known to the Company to be the beneficial owner of more than five percent of the Company's common stock. The table also lists the beneficial ownership, as of May 1, 1997, of common stock owned by all directors and executive officers of the Company, and by all directors and executive officers as a group:

                                                                         AMOUNT AND
            NAME OF                            POSITION                  NATURE OF       PERCENT OF
       BENEFICIAL OWNER                      WITH COMPANY                OWNERSHIP         CLASS
       ----------------                      ------------                ----------      ----------
Mrs. Loraine J. Mix............  Director                                 291,630(1)        49.9%(6)
Fred Eychaner..................                                           111,412(2)        19.1%(6)
Century Partners...............                                            42,700(3)         7.3%(6)
John F. Flanagan...............  Director and Executive Officer            21,304(4)         3.6%
Walter C. Brown................  Director                                   1,000(5)        *
Robert C. DeBolt...............  Director                                      --             --
Wilma Pitts Griffin............  Director                                     150           *
Clois E. Kicklighter...........  Director                                     100           *
Donald A. Massucci.............  Executive Officer                            300           *
Dick G. Snyder.................  Executive Officer                            700           *
Directors and Executive
  Officers as a Group (8
  Persons).....................                                           315,184           53.9%

---------------
 *  Less than one percent
(1) Mrs. Mix owns 26,430 shares and, in addition, is a co-trustee, with sole voting and investment power relating to shares of the Company, and a beneficiary together with her two daughters, one of whom is the wife of Mr. Flanagan, of a testamentary trust established by the Last Will of Floyd
    M. Mix, deceased, which trust holds 265,200 shares of the Company.

(2) On October 12, 1994, Mr. Fred Eychaner filed a Schedule 13D Statement with the Securities and Exchange Commission disclosing the purchase of 111,412 shares of the Company's securities. Mr. Eychaner stated that the shares were purchased for investment and additional purchases of the Company's stock may be made subject to the availability of additional shares, an acceptable price, alternative sources of investment, and other factors. Mr. Eychaner also stated therein that there are no present plans to seek representation on the Company's Board of Directors. His address is 1645 West Fullerton Parkway, Chicago, Illinois 60614.

(3) On or about February 12, 1990, Century Partners filed a Schedule 13G with the Securities and Exchange Commission disclosing the purchase of 38,300 shares of the Company's securities. In addition, Century Partners advised the Company that on June 9, 1993 it filed Amendment #1 to Schedule 13G with the Securities and Exchange Commission showing Century Partners owner of record of 42,700 shares. Their address is 800 Post Road, P.O. Box 4032, Darien, Connecticut 06820.

(4) Of these shares, 18,335 are owned beneficially and of record by Mr. Flanagan's wife, 335 are owned beneficially and of record by Mr. Flanagan, 2,614 are owned jointly by Mr. Flanagan and his wife, and 20 are held by Mr. Flanagan and his wife as custodian for their children.

(5) These shares are owned beneficially and of record by Dr. Brown and his wife as co-trustees under a living trust.

(6) Pursuant to the Stock Purchase Agreement between George A. Fischer and the Company, dated November 18, 1981, upon the death of Mr. Fischer on February 1, 1997, the Company was required to and subsequently did purchase from the George A. Fischer Trust on April 11, 1997, 163,200 shares of common stock of the Company, the same being all the shares of the Company owned by Mr. Fischer at his death. The purchase price was determined by its fair market value at the date of Mr. Fischer's death as appraised by Prairie Capital Services, Inc., at $33.25 a share or $5,426,400 in the aggregate. The purchase price was paid $2,170,560 in cash and the balance by an installment promissory note in the principal amount of $3,255,840 dated April 11, 1997, providing for five consecutive annual payments of $651,168 each, the first annual payment being due April 11, 1998, with interest at the prime rate of The First National Bank of Chicago, computed monthly. The source of the cash portion of the purchase price was provided in part by the $1,200,000 proceeds of an insurance policy on the life of Mr. Fischer owned by the Company and the balance of $970,560 was provided by internally generated funds. It is anticipated that the source of the annual installment payments as required by the note will be met by internally generated funds.

    As a result of the acquisition by the Company of the 163,200 shares of its $1.00 par value common stock from the George A. Fischer Trust, the total outstanding shares of the Company have been reduced from 747,900 shares to 584,700 shares of common stock, increasing the percentage beneficial ownership of Mrs. Mix from 39.1% to 49.9%, Fred Eychaner from 14.9% to 19.1% and Century Partners from 5.7% to 7.3%.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company knows of no failure to file a required form.

                             EXECUTIVE COMPENSATION

                   REPORT OF AUDIT/COMPENSATION COMMITTEE OF
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Audit/Compensation Committee (the "Committee") of the Board of Directors determines the base salary and annual bonuses for executive officers based on Company and individual performance. Measurement of corporate performance is based on Company goals and industry performance levels.

     To aid the Committee in this process, a review and evaluation of executive compensation practices of other similar sized publishing companies was made. The Company's executive level positions were then matched to comparable positions. Competitive market compensation levels were determined for base salary level increase and performance bonuses for the executive officers to a level consistent with those of other companies in the industry.

                                         Wilma Pitts Griffin, Chairperson
                                         Robert C. DeBolt, Member

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Board of Directors adopted a Supplemental Executive Retirement Plan ("SERP") effective May 1, 1994. The SERP is a non-qualified retirement plan established for the benefit of a select group of management employees of the Company to supplement benefits provided under the Company's Employees' Profit Sharing Plan ("Plan"). To the extent benefits under the Plan are limited by the Internal Revenue Code of 1986, supplemental benefits are provided under the terms and conditions of the SERP. The Company administers the SERP and the Board of Directors may amend or terminate it at any time, provided that no amendment shall reduce or discontinue any benefit accrued to the date of the Amendment. The Company has not funded the SERP and there are no assets held by it.

                           SUMMARY COMPENSATION TABLE

     The following table shows executive compensation for the fiscal years indicated for the Chief Executive Officer and all other executive officers of the Company ("Named Officers"):

                                                                                           ALL OTHER
                                                        ANNUAL COMPENSATION               COMPENSATION
                                            -------------------------------------------   ------------
            NAME AND PRINCIPAL              FISCAL                         OTHER ANNUAL
                 POSITION                    YEAR     SALARY     BONUS     COMPENSATION
            ------------------              ------   --------   --------   ------------
John F. Flanagan..........................   1997    $262,650   $125,000      N/A(2)        $34,689(1)
  Chairman, President and Chief Executive    1996     255,000     81,000      N/A(2)         34,689(1)
  Officer                                    1995     245,000    100,000      N/A(2)         34,689(1)
Donald A. Massucci........................   1997    $113,300   $ 50,000      N/A(2)        $29,756(1)
  Vice President/Treasurer                   1996     110,000     25,000      N/A(2)         25,511(1)
                                             1995     105,500     35,000      N/A(2)         26,336(1)
Dick G. Snyder............................   1997    $113,300   $ 50,000      N/A(2)        $33,793(1)
  Vice President/Secretary                   1996     110,000     25,000      N/A(2)         29,548(1)
                                             1995     105,500     35,000      N/A(2)         30,373(1)

---------------
(1) Amounts of All Other Annual Compensation include amounts contributed or accrued for fiscal 1997 by the Company for or in behalf of the Named Officers under the Company's Employee Profit Sharing Plan, and the Supplemental Executive Retirement Plan (SERP) and amounts paid in fiscal 1997 by the Company for life insurance coverage. For Messrs. Flanagan, Massucci and Snyder, the amounts contributed to the Profit Sharing Plan were $24,000 each. The respective amounts paid for life insurance premiums were $4,689, $5,235 and $9,272 and the respective amounts accrued under the SERP were $6,000, $521 and $521.

(2) The value of such benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any Named Officer.

                     EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

     An agreement dated June 1, 1975, amended from time to time and further amended April 18, 1997, between the Company and the Chief Executive Officer John
F. Flanagan provides that until May 31, 1998, or any renewal date, he will serve as Chief Executive Officer, with his duties to be determined by the Board of Directors. Effective May 1, 1997, he is to be paid compensation of $275,000 per year, plus reimbursement of expenses and any bonus awarded to him by the Board of Directors. In the event Mr. Flanagan should die before the expiration date of the agreement, the Company will pay his estate twenty-four months' full salary. In addition, the agreement provides that if he is living and under continuing disability for more than twenty-four months, the Company will pay him one-half salary per month, not to exceed, however, sixty months. The agreement further provides for reimbursement of medical care expenses incurred by him, his spouse or defined dependents, not otherwise reimbursed by insurance provided by the Company. From the date the agreement or any renewal expires, and if Mr. Flanagan retires from the employ of the Company, he is to be paid consultative compensation of $40,000 per year until his death.

                         SHAREHOLDER RETURN PERFORMANCE

     The line graph following compares the annual change in the cumulative total shareholder return, assuming reinvestment of dividends, on the Company's common stock (GWOX) against the cumulative total return of the dividends of the S&P 500 Composite Stock Index (S&P 500) and the S&P Publishing Index for the five year period ending April 30, 1997.

     The graph is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

     Comparison of Five Year Cumulative Total Return, assuming reinvestment of dividends, among Goodheart-Willcox (GWOX), S&P Publishing Index and S&P 500 Index.

                                    [GRAPH]

ITEM 2. SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At a meeting held on April 18, 1997, the Board of Directors named Grant Thornton LLP as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending April 30, 1998, subject to ratification and approval by the shareholders. Grant Thornton LLP and its predecessors have acted in that capacity for more than the past ten years. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders to answer appropriate questions and, if such representative wishes to do so, make a statement. Grant Thornton LLP performs those procedures necessary to enable them to express their opinion on the annual financial statements of the Company.

                                 OTHER BUSINESS

     Management knows of no matters to be presented to the meeting other than those set forth in this proxy statement. However, if any other matter shall properly come before the meeting, the shares represented by the proxies signed and returned by the shareholders, if not otherwise specified, will be voted thereon in the discretion of the persons voting such shares.

     Any proposal which a shareholder contemplates presenting at the Annual Meeting of the Shareholders of the Company in 1998 must be received at the offices of the Company not later than March 16, 1998, to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                         By Order of the Board of Directors

                                         DICK G. SNYDER
                                         Vice President and Secretary

                      THE GOODHEART-WILLCOX COMPANY, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - JULY 8, 1997

Todd J. Scheffers and Dick G. Snyder, and each of them, with power of substitution in each, are hereby authorized to represent and vote the stock of the undersigned at the Annual Meeting of Shareholders of The Goodheart-Willcox Company, Inc., to be held at 9:30 a.m. C.D.T., on July 8, 1997, or any adjournment:

     1.  ELECTION OF DIRECTORS:                                           WITHHOLD AUTHORITY
         FOR all nominees listed below                          to vote for all nominees listed below  / /
         (except as marked to the contrary below)    / /

        Walter C. Brown, Robert C. DeBolt, John F. Flanagan, Wilma Pitts Griffin, Clois E. Kicklighter and Loraine J. Mix

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
     _______________________________________________________________________________________
     2.   PROPOSAL TO APPROVE THE SELECTION OF GRANT THORNTON LLP as the
          independent certified public accountants for the current fiscal year.

                   / / FOR          / /   AGAINST          / /   ABSTAIN
     3.   In their discretion on any other business that may properly come before the meeting.

                  / / GRANTED                             / /    WITHHELD

                  (continued and to be signed on reverse side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF ITEM 2 AND GRANT THE DISCRETIONARY POWER IN
ITEM 3.


Dated:               , 1997.
                                          ______________________
                                                Signature


                                          _______________________
                                                Signature



                                          NOTE:
                                          Please sign exactly as your
                                          name appears at the left.  If
                                          shares are held jointly, each
                                          holder must sign.  If signing
                                          for an estate, trust or
                                          corporation, title or capacity
                                          should be stated.
                                          PLEASE PROMPTLY RETURN
                                          PROXY IN THE ACCOMPANYING
                                          ENVELOPE. POSTAGE REQUIRED
                                          IF MAILED IN THE UNITED
                                          STATES.

                                          I plan to attend the meeting.  / /